UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) Oct 14, 2014

COMPUTER TASK GROUP, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

NEW YORK

(State or Other Jurisdiction of Incorporation)

1-9410	16-0912632
(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of Principal Executive Offices)	(Zip Code)

(716) 882-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 14, 2014, the Company announced the unexpected death of its Chairman and Chief Executive Officer, James R. Boldt, on October 13, 2014. The Company’s Board of Directors appointed Brendan M. Harrington to serve as the Company’s Interim Chief Executive Officer; and has also appointed current director Daniel J. Sullivan to serve as the Company’s non-executive Chairman.

Mr. Harrington, 48, has served as the Company’s Senior Vice President and Chief Financial Officer since 2006. Mr. Harrington oversees all financial operations of the Company as well as several administrative functions. Mr. Harrington joined CTG in 1994 and has served in a number of managerial positions in the Company’s corporate and European operations before being appointed Corporate Controller in 2005. Prior to joining the Company, Mr. Harrington was employed by Price Waterhouse Coopers from 1988 to 1994. Mr. Harrington is a Certified Public Accountant and holds a Bachelors of Science degree in accounting from Canisus College of Buffalo, New York.

Mr. Sullivan, 67, has been a director of CTG since 2002 and was most recently the President and Chief Executive Officer of FedEx Ground, a wholly owned subsidiary of FedEx Corporation, from 1998 until 2007.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release entitled “CTG Announces the Death of Chairman and Chief Executive Officer James R. Boldt”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2014	COMPUTER TASK GROUP, INCORPORATED

/s/ Peter P. Radetich
Peter P. Radetich
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release entitled “CTG Announces the Death of Chairman and Chief Executive Officer James R. Boldt”.

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